(n)(1)(i)

AMENDED SCHEDULE A

to the

EIGHTH AMENDED AND RESTATED

MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

for

ING MUTUAL FUNDS

Funds	Classes of Shares
	A	B	C	I	O	P	R	R6	W
ING Diversified Emerging Markets Debt Fund	Ö	N/A	Ö	Ö	N/A	N/A	N/A	N/A	Ö
ING Diversified International Fund	Ö	Ö	Ö	Ö	Ö	N/A	Ö	N/A	Ö
ING Emerging Markets Equity Dividend Fund	Ö	Ö	Ö	Ö	Ö	N/A	Ö	N/A	Ö
ING Emerging Markets Equity Fund	Ö	Ö	Ö	Ö	N/A	N/A	Ö	N/A	Ö
ING Global Bond Fund	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö
ING Global Equity Dividend Fund	Ö	Ö	Ö	Ö	Ö	N/A	Ö	N/A	Ö
ING Global Natural Resources Fund	Ö	Ö	Ö	Ö	N/A	N/A	Ö	N/A	Ö
ING Global Opportunities Fund	Ö	Ö	Ö	Ö	N/A	N/A	Ö	N/A	Ö
ING Global Perspectives Fund	Ö	N/A	Ö	Ö	N/A	N/A	Ö	N/A	Ö
ING Global Real Estate Fund	Ö	Ö	Ö	Ö	Ö	N/A	Ö	Ö	Ö
ING International Core Fund	N/A	N/A	N/A	Ö	N/A	N/A	N/A	N/A	N/A
ING International Growth Fund	N/A	N/A	N/A	Ö	N/A	N/A	N/A	N/A	N/A
ING International Real Estate Fund	Ö	Ö	Ö	Ö	N/A	N/A	Ö	N/A	Ö
ING International Small Cap Fund	Ö	Ö	Ö	Ö	Ö	N/A	Ö	N/A	Ö
ING International Value Choice Fund	Ö	Ö	Ö	Ö	N/A	N/A	Ö	N/A	Ö
ING International Value Equity Fund	Ö	Ö	Ö	Ö	N/A	N/A	Ö	N/A	Ö
ING Russia Fund	Ö	Ö	Ö	Ö	N/A	N/A	Ö	N/A	Ö

Last Approved: March 7, 2013

Last Amended: March 7, 2013 to add ING Global Perspectives Fund, a newly established series of ING Mutual Funds.